UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 27, 2018

ZOMEDICA PHARMACEUTICALS CORP.
(Exact Name of Registrant as Specified in Charter)

Alberta, Canada	001-38298	000000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Phoenix Drive, Suite 190, Ann Arbor, Michigan 48108
(Address of Principal Executive Offices) (Zip Code)

(734) 369-2555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ X ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2018, Zomedica Pharmaceuticals Corp. (“Zomedica” or the “Company”) entered into a development and supply agreement (the “Qorvo Agreement”) with Qorvo Biotechnologies, LLC (“Qorvo”), focused on bringing Qorvo’s piezo-electric Bulk Acoustic Wave (BAW) sensor to the veterinary health sector. Under the terms of the Qorvo Agreement, Zomedica has exclusive, global rights to develop and market Qorvo’s investigational point-of-care diagnostic platform for veterinary use.

The Qorvo Agreement covers the development and commercialization of veterinary diagnostic assays with the goal to deliver reference-lab performance at the point of care. The joint development work initially targets five assay cartridge candidates to detect thyroid and adrenal disorders in dogs and cats, which currently require reference-lab immunoassay testing for diagnosis and treatment management.  The Qorvo Agreement covers the development and validation of assays to be specified by Zomedica for use with Qorvo-designed diagnostic instruments and related assay cartridges. Qorvo will be responsible for the development and verification of the assays, instruments and cartridges, and all related development costs other than certain non-recurring engineering expenses, which will be paid by Zomedica. Qorvo will supply the instruments and the related assay cartridges to Zomedica. Zomedica will be solely responsible for the validation, marketing and sale of the assays, instruments and related assay cartridges. The Qorvo Agreement, which is exclusive worldwide in the practice of veterinary medicine for the health and wellbeing of any non-human animal, has an initial term of ten years (subject to early termination and extension in certain circumstances) and automatically renews for additional one-year terms thereafter.

Zomedica has agreed to pay Qorvo an up-front fee of $4.9 million , comprised of U.S. $1.0 million in cash and U.S. $3.9 million in unregistered common shares of Zomedica, which will consist of an aggregate of 2,565,789 shares, to be issued at an ascribed price of U.S. $1.52 (approximately CDN $2.00).  Zomedica has also agreed to pay Qorvo up to an additional $10 million in milestone payments in cash or, if elected by Qorvo, up to an additional U.S. $10.9 million in milestone payments, consisting of U.S. $7 million in cash and additional unregistered common shares of Zomedica, having a value of U.S. $3.9 million. In connection with the Qorvo Agreement, the Company and Qorvo entered into a registration rights agreement providing Qorvo with certain registration rights with respect to the common shares issued by Zomedica under the Qorvo Agreement.

The foregoing summary of the Qorvo Agreement does not purport to be complete and is qualified in its entirety by reference to the Qorvo Agreement.

Item 8.01. Other Events.

On November 27, 2018, the Company issued a press release announcing its entry into the Qorvo Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 27, 2018, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing its intention to complete a private placement offering of certain securities. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith and this list is intended to constitute the exhibit index:

99.1                      Press Release, dated November 27, 2018.

99.2                      Press Release, dated November 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOMEDICA PHARMACEUTICALS CORP.

Date: November 28, 2018	By:	/s/ Shameze Rampertab
Shameze Rampertab
Chief Financial Officer

Exhibit Index

99.1	Press Release, dated November 27, 2018.

99.2	Press Release, dated November 27, 2018.